UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2014

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2014, Cytori Therapeutics, Inc. (the “Company”) appointed Mr. Tiago Girão, age 35, to the position of Vice President of Finance and Chief Financial Officer effective September 2, 2014.  Mr. Girão joins Cytori Therapeutics as Vice President of Finance and CFO from NuVasive, Inc. where he served as International Controller, responsible for leading a 20 person finance team, and for overseeing all aspects of international finance and accounting operations since February 2014, and as Director, Financial Reporting from March 2012 through January 2014. Prior to his time at NuVasive, Mr. Girão was employed by KPMG, LLP, from October 2004 through March 2012, where he served as Senior Manager, Assurance.

In connection with Mr. Girão’s appointment, the Company has offered him an annual base salary of $240,000, a target bonus percentage equal to 30% of his annual base salary, and the grant of an option to purchase 150,000 shares of Company common stock, effective upon the commencement of his employment. The option will have an exercise price equal to the closing price of our common stock price on such commencement date and vest 25% on the one year anniversary of the grant and in equal monthly installments over the following 36 months, subject to Mr. Girão’s continued service.

Additionally, upon commencement of his employment, the Company will enter into an individual change of control agreement with Mr. Girão (“Agreement for Acceleration and/or Severance”)  providing certain severance benefits to be paid upon a change in control of the Company accompanied by involuntary termination without cause. Mr. Girão will be entitled to 12 months of his base salary, payment of COBRA benefits for a period of 12 months, and any unvested stock options outstanding would vest in full, upon such termination. Mr. Girao’s Agreement for Acceleration and/or Severance shall be in the form of such agreements as previously filed as an exhibit to Form 10-K on March 14, 2008.

There is no arrangement or understanding between Mr. Girão and any other person pursuant to which he was selected as an officer of the Company. Mr. Girão has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. Girão or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

The Company issued a press release announcing this senior management change. A copy of the press release is filed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Cytori Therapeutics, Inc. Press Release, dated August 18, 2014 *

*
Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: August 18, 2014	By: /s/ Marc H. Hedrick
Marc H. Hedrick
President and Chief Executive Officer